EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-06435, No. 333-132768, Post-Effective Amendment No.1 to 333-132768, No. 333-195862, No. 333-167908) on Form S-8 and (No. 333-192940 and Amendment No. 1 to 333-192940 and No. 333-197450 and Amendment No. 1 to 333-197450) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our reports dated December 12, 2014, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 28, 2014 and September 29, 2013, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the 52-week periods ended September 28, 2014 and September 29, 2013, and the 53-week period ended September 30, 2012, and the effectiveness of internal control over financial reporting as of September 28, 2014, which reports appear in the September 28, 2014 annual report on Form 10-K of Lee Enterprises, Incorporated.

/s/ KPMG LLP
Chicago, Illinois
December 12, 2014